Exhibit 10.4

TWELFTH AMENDMENT
TO THE SECOND RESTATEMENT OF THE
MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

Merit Medical Systems, Inc. (the “Employer”) hereby adopts this Twelfth Amendment to the Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) on the date noted below.

WHEREAS, the Employer previously adopted the Plan; and

WHEREAS, the Employer reserves the right to amend said Plan from time to time; and

WHEREAS, the provisions of Item 14. are being amended retroactively to bring the Plan’s terms into compliance with its operation pursuant to the Internal Revenue Service Employee Plans Compliance Resolution System, as provided under Revenue Procedure 2018-52; and

WHEREAS, the Employer desires to amend the Plan to allow the early inclusion of eight otherwise Eligible Employees.

NOW, THEREFORE, effective June 1, 2018, the former employees of NinePoint Medical, Inc. hired by the Employer May 1, 2018 and on May 13, 2018 will be allowed to enter the Plan on June 1, 2018 and become Participants immediately.

Except as amended hereinabove, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer has executed this Amendment this 5th day of May, 2018.

Merit Medical Systems, Inc.

By:	/s/ Fred P. Lampropoulos
Title:	Chairman and Chief Executive Officer